Exhibit 99.1

EXECUTION VERSION

FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 21, 2025 (this “Amendment”), is entered into by and among BRIGHT HORIZONS FAMILY SOLUTIONS LLC, a Delaware limited liability company (the “Borrower”), BRIGHT HORIZONS CAPITAL CORP., a Delaware corporation (“Holdings”), the Loan Parties who have delivered signature pages hereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders party hereto, and amends the Second Amended and Restated Credit Agreement dated as of November 23, 2021, by and among the Borrower, Holdings, JPMCB, as Administrative Agent and L/C Issuer, the lenders party thereto and the other parties party thereto from time to time (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as further amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the meanings ascribed to such terms in the Existing Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the Existing Credit Agreement, the 2024 Term B Lenders (the “Existing Term B Lenders”) have made 2024 Term B Loans (such loans outstanding immediately prior to the effectiveness of this Amendment, collectively, the “Existing Term B Loans”) to the Borrower;

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended as set forth herein to provide, among other things, the establishment of a new term “B” loan facility in an aggregate principal amount of $450,000,000 on the date hereof and maturing on the date that is seven years after the Effective Date, to replace the Existing Term B Loans;

WHEREAS, in accordance with Section 2.17 of the Existing Credit Agreement, the Borrower has requested that each Lender listed on Schedule 1 hereto (the “2025 Term B Lenders”) commit, on the Effective Date and on the terms and conditions set forth herein and in the Amended Credit Agreement, to provide 2025 Term B Loans (as defined herein) in the amounts set forth opposite each 2025 Term B Lender’s name on Schedule 1, and JPMCB, as Administrative Agent, has approved of the 2025 Term B Lenders;

WHEREAS, the proceeds of the 2025 Term B Loans, together with cash on hand of the Borrower and the proceeds of Revolving Credit Loans, will be used to prepay in full the Existing Term B Loans (including accrued and unpaid interest on the Existing Term B Loans) and all related fees and expenses;

WHEREAS, each 2025 Term B Lender is willing to provide the 2025 Term B Loans to the Borrower pursuant to the terms and subject to the conditions set forth herein;

WHEREAS, JPMCB, BofA Securities, Inc., Wells Fargo Securities LLC, Citizens Bank, N.A. and PNC Capital Markets LLC have been appointed to act as joint lead arrangers and joint bookrunners (collectively, in such capacities, the “Term B Arrangers”); and

NOW, THEREFORE, in consideration of the premises and the covenants and obligations contained herein, the parties hereto agree as follows:

SECTION 1. Rules of Interpretation. The rules of interpretation set forth in Section 1.02 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2. Refinancing Amendment.

(a) This Section 2 hereto constitutes a “Refinancing Amendment” pursuant to which each 2025 Term B Lender commits to make, severally but not jointly, to the Borrower Other Term Loans (the “2025 Term B Loans”) on the Effective Date in a principal amount equal to the amount set forth opposite such 2025 Term B Lender’s name under the heading “2025 Term B Loans” on Schedule 1 hereto (the “2025 Term B Commitment”). The aggregate principal amount of the 2025 Term B Commitment of the 2025 Term B Lenders as of the date of this Amendment is $450,000,000. Unless previously terminated, the 2025 Term B Commitments shall terminate at 5:00 p.m., New York City time, on the date of initial funding of the 2025 Term B Loans.

(b) 2025 Term B Loans borrowed under this Section 2 and repaid or prepaid may not be reborrowed. 2025 Term B Loans may be ABR Loans or Term Benchmark Loans, as further provided in the Amended Credit Agreement.

(c) The Borrower shall use the proceeds of the 2025 Term B Loans, together with cash on hand of the Borrower and the proceeds of Revolving Credit Loans, to prepay, on the Effective Date, $50,000,000 of the outstanding principal amount of the Existing Term B Loans (the “2025 Voluntary Prepayment”).

(d) Each Existing Term B Lender holding Existing Term B Loans, by delivering its signature page hereto, shall be deemed to have elected for a “cashless conversion” of 100% (or such lesser amount as may be notified to such Existing Term Lender by the Administrative Agent prior to the Effective Date) of its Existing Term B Loans into 2025 Term B Loans in the same principal amount (such electing Existing Term B Lenders, the “Converting Term Loan Lenders”). It is understood and agreed that (i) simultaneously with the deemed making of 2025 Term B Loans by each Converting Term Loan Lender and the payment to such Converting Term Loan Lender by the Borrower of all accrued and unpaid fees and other amounts in respect of the Existing Term B Loans in respect of such Converted Term Loan Amount (as defined below), such elected amount (or such lesser amount as may be notified to such Converting Term Loan Lender by the Administrative Agent prior to the Effective Date) of the Existing Term B Loans held by such Converting Term Loan Lender (the “Converted Term Loan Amount”) shall be deemed to be extinguished, repaid and no longer outstanding and such Converting Term Loan Lender shall thereafter hold 2025 Term B Loans in an aggregate principal amount equal to such Converting Term Loan Lender’s Converted Term Loan Amount, (ii) no Converting Term Loan Lender shall receive any repayment being made to other Existing Term B Lenders holding Existing Term B Loans from the proceeds of the 2025 Term B Loans to the extent of such Converting Term Loan Lender’s Converted Term Loan Amount and (iii) any 2025 Term B Loan held by a Converting Term Loan Lender that is not so allocated to such Converting Term Loan Lender as a Converted Term Loan Amount shall be repaid in full on the Effective Date together with all accrued and unpaid amounts owing to such Converting Term Loan Lender (in its capacity as an Existing Term Lender) in respect of such amount.

(e) Each Existing Term B Lender that either (i) becomes a party to the Amended Credit Agreement by purchasing 2025 Term B Loans from a 2025 Term B Lender (other than a Converting Term Loan Lender) on or after the Effective Date or (ii) is a Converting Term Loan Lender shall be deemed to waive any payment of any amounts due to such Existing Term B Lender pursuant to Section 3.05 of the Existing Credit Agreement in respect of the transactions set forth in this Section 2.

SECTION 3. Amendments to Credit Agreement. Effective as of the Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in Annex I hereto.

SECTION 4. Conditions Precedent to the Effectiveness of the Amendment.

(a) This Amendment shall become effective and the 2025 Term B Loans shall be provided to the Borrower on the date when each of the following conditions precedent shall have been satisfied or waived (the “Effective Date”):

(i) The Administrative Agent shall have received from the Borrower (A) a prepayment notice with respect to the prepayment of the Existing Term B Loans and (B) a Committed Loan Notice with respect to the 2025 Term B Loans;

(ii) The Administrative Agent shall have received each of the following, each dated the Effective Date:

(1) (i) this Amendment, duly executed by Holdings, the Borrower, each other Loan Party, JPMCB in its capacity as the Administrative Agent and the 2025 Term B Lenders and (ii) a Term Note, executed by the Borrower in favor of each 2025 Term B Lender that has requested a Term Note at least three (3) Business Days in advance of the Effective Date;

(2) a written opinion of Ropes & Gray LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent;

(3) certificates of good standing from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Effective Date;

(4) a certificate attesting to the Solvency of the Borrower and its Restricted Subsidiaries (taken as a whole) on the Effective Date after giving effect to the transactions contemplated by this Amendment, including the making of the 2025 Term B Loans and the application of the proceeds therefrom, from the chief financial officer of the Borrower; and

(5) a certificate of a Responsible Officer of the Borrower certifying as to the matters specified in Section 5 (Representations and Warranties) and clauses (a)(iii) and (a)(iv) below;

(iii) no Default or Event of Default shall exist or would exist after giving effect to this Amendment, including from the making of the 2025 Term B Loans and the application of the proceeds therefrom;

(iv) the representations and warranties of each Loan Party set forth in Article V of the Existing Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(v) the Borrower shall have prepaid in full the Existing Term B Loans (including accrued and unpaid interest on the Existing Term B Loans) with the proceeds of the 2025 Term B Loans, cash on hand of the Borrower and the proceeds of Revolving Credit Loans;

(vi) the Borrower shall have paid all amounts referred to in Section 6 (Fees and Expenses) of this Amendment that have been invoiced to the Borrower at least three (3) Business Days prior to the Effective Date (or as otherwise reasonably agreed by the Borrower); and

(vii) the Borrower shall have provided to the Administrative Agent at least three (3) days prior to the Effective Date (or such shorter period as the Administrative Agent may agree in its sole discretion), all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested by the Administrative Agent at least six (6) Business Days prior to the Effective Date.

The Administrative Agent shall notify the Borrower and the 2025 Term B Lenders of the Effective Date and such notice shall be conclusive and binding.

SECTION 5. Representations and Warranties

On and as of the Effective Date, the Borrower hereby represents and warrants that (a) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing, and the Existing Credit Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing, and (b) no Default or Event of Default shall exist or would exist after giving effect to this Amendment, including from the making of the 2025 Term B Loans on the date hereof and the application of the proceeds therefrom.

SECTION 6. Fees and Expenses

The Borrower shall pay (a) in accordance with the terms of Section 10.04 of the Existing Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto) and (b) any other fees separately agreed between the Borrower and the Term B Arrangers.

SECTION 7. Reallocation and Reference to the Effect on the Loan Documents

(a) As of the Effective Date, (i) each reference in the Amended Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to “the Credit Agreement” (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Amended Credit

Agreement, and (ii) each Person executing this Amendment in its capacity as an 2025 Term B Lender shall become a “Lender”, a “Term Lender” and a “2025 Term B Lender” under the Amended Credit Agreement for all purposes of the Amended Credit Agreement and the other Loan Documents and shall be bound by the provisions of the Amended Credit Agreement as a Lender holding 2025 Term B Loans.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment is a Loan Document.

SECTION 8. Execution in Counterparts

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy, .pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9. Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

SECTION 10. Reaffirmation

Each of Holdings, the Borrower and each other Loan Party hereby (a) reaffirms its obligations under the Existing Credit Agreement and each other Loan Document to which it is a party, in each case as amended by this Amendment, (b) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Loan Documents and (c) acknowledges and agrees that the grants of security interests by and the guarantees of the Loan Parties contained in the Collateral Documents and the Guaranty are, and shall remain, in full force and effect immediately after giving effect to this Amendment.

SECTION 11. Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan

Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error.

SECTION 12. Notices

All communications and notices hereunder shall be given as provided in the Existing Credit Agreement.

SECTION 13. Severability

In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 14. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns permitted by the Existing Credit Agreement.

SECTION 15. Waiver of Jury Trial

EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, as of the date first written above.

BRIGHT HORIZONS FAMILY SOLUTIONS LLC

By:	/s/ Elizabeth J. Boland
Name:	Elizabeth J. Boland
Title:	Chief Financial Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT]

BRIGHT HORIZONS CAPITAL CORP.

By:	/s/ Elizabeth J. Boland
Name:	Elizabeth J. Boland
Title:	Chief Financial Officer

BRIGHT HORIZONS LLC
BRIGHT HORIZONS CHILDREN’S CENTERS LLC
CORPORATEFAMILY SOLUTIONS LLC
RESOURCES IN ACTIVE LEARNING
HILDEBRANDT LEARNING CENTERS, LLC

By:	/s/ Elizabeth J. Boland
Name:	Elizabeth J. Boland
Title:	Chief Financial Officer

[SIGNATURE PAGE TO FOURTH AMENDMENT]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and 2025 Term B Lender

By:	/s/ Kristin Jang
Name:	Kristin Jang
Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT]

[Converting Term Lenders’ signature pages on file with the Administrative Agent]

Schedule 1

2025 TERM B LOANS

2025 Term B Lender	2025 Term B Loans
JPMorgan Chase Bank, N.A.	$75,620,177.32
Converting Term Loan Lenders[1]	$374,379,822.68

TOTAL:	$450,000,000.00

[1]	Allocation separately communicated to the Converting Term Loan Lenders.

Annex I

[See attached.]

ANNEX I

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 23, 2021

among

BRIGHT HORIZONS FAMILY SOLUTIONS LLC,

as Borrower,

BRIGHT HORIZONS CAPITAL CORP.,

as Holdings,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and L/C Issuer,

THE OTHER LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

CITIGROUP GLOBAL MARKETS INC.,

CITIZENS BANK, N.A. and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents for the Revolving Credit Facility,

CAPITAL ONE, NATIONAL ASSOCIATION,

HSBC SECURITIES (USA) INC.,

PNC CAPITAL MARKETS LLC and

SANTANDER BANK, N.A.

as Co-Documentation Agents for the Revolving Credit Facility,

BARCLAYS BANK PLC,

as Co-Documentation Agent for the Revolving Credit Facility,

BOFA SECURITIES, INC.,

CITIGROUP GLOBAL MARKETS INC.,

CITIZENS BANK, N.A.,

JPMORGAN CHASE BANK, N.A. and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers, Joint Bookrunners and Co-Syndication Agents for the Term B Loan Facility,

and

BARCLAYS BANK PLC,

CAPITAL ONE, NATIONAL ASSOCIATION,

HSBC SECURITIES (USA) INC.,

PNC CAPITAL MARKETS LLC and

SANTANDER BANK, N.A.

as Co-Documentation Agents for the Term B Loan Facility

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 23, 2021 (this “Agreement”), among BRIGHT HORIZONS FAMILY SOLUTIONS LLC, a Delaware limited liability company (the “Borrower”), BRIGHT HORIZONS CAPITAL CORP., a Delaware corporation, JPMORGAN CHASE BANK, N.A., as Administrative Agent and L/C Issuer and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower, Bright Horizons Capital Corp., the Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer are parties to that certain Credit Agreement originally dated as of January 30, 2013 (as amended and restated as of November 7, 2016, as amended by the Amendment Agreement, dated as of May 8, 2017, the Amendment to Credit Agreement, dated as of November 30, 2017, the Third Amendment to Credit Agreement, dated as of May 31, 2018, the Fourth Amendment to Credit Agreement, dated as of April 24, 2020, the Fifth Amendment to Credit Agreement, dated as of May 7, 2020 and the Sixth Amendment to Credit Agreement, dated as of May 26, 2021 and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

The Borrower, Bright Horizons Capital Corp., the Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, have entered into the Amendment Agreement, dated as of November 23, 2021 (the “2021 Amendment Agreement”), pursuant to which (i) certain lenders agreed to make certain term loans (“2021 Term B Loans”) constituting Other Term Loans in an aggregate principal amount of $600,000,000 on the 2021 Effective Date (as defined below), (ii) the Term A Lenders (as defined below) agreed to make Term A Loans (as defined below) in an aggregate principal amount of $400,000,000 on the 2021 Effective Date (iii) the Borrower agreed to use the proceeds of such 2021 Term B Loans and Term A Loans, together with cash on hand, to prepay in full the outstanding principal amount of the Existing Term B Loans (as defined in the 2021 Amendment Agreement), together with any accrued but unpaid interest, and to pay related fees and expenses and (iv) the parties thereto have agreed, subject to the terms and conditions thereof, to amend and restate the Existing Credit Agreement to be in the form hereof.

As of the 2021 Effective Date, the Existing Credit Agreement is amended and restated in the form of this Agreement in accordance with the 2021 Amendment Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2016 Effective Date” means November 7, 2016.

“2021 Effective Date” means November 23, 2021.

“2021 Amendment Agreement” has the meaning specified in the Preliminary Statements.

“2021 Term B Loans” has the meaning specified in the Preliminary Statements.

“2024 Term B Loans” has the meaning specified in this Agreement as in effect immediately prior to the Fourth Amendment Effective Date.

“~~2024~~2025 Term B Lender” means as of any date of determination, any Lender that holds a portion of the outstanding ~~2024~~2025 Term B Loans on such date.

“~~2024~~2025 Term B Loan Commitments” means the ~~2024~~2025 Term B Commitments, as defined in the ~~Second~~Fourth Amendment.

“~~2024~~2025 Term B Loans” has the meaning specified in Section 2.01(a)(ii).

“2025 Voluntary Prepayment” has the meaning specified in the Fourth Amendment.

“ABBR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the AUD Bank Bill Rate.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Base Rate.

“Acceptable Discount” has the meaning specified in Section 2.06(a)(iv)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.06(a)(iv)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit N.

“Acceptance Date” has the meaning specified in Section 2.06(a)(iv)(D)(2).

“Act” has the meaning specified in Section 10.20.

“Additional Borrower” means any wholly-owned Restricted Subsidiary of the Borrower organized or incorporated under the laws of a Qualified Jurisdiction that becomes an additional co-borrower (together with one or more other borrowers) and/or a sole borrower of one or more Facilities under this Agreement after the Third Amendment Effective Date pursuant to Section 1.16.

“Additional Borrower Changes” has the meaning specified in Section 1.16.

“Additional Lender” has the meaning specified in Section 2.16(c).

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.17, provided that each Additional Refinancing Lender shall be subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld or delayed, solely to the extent that any such consent would be required from the Administrative Agent under Section 10.07(b)(i)(B) for an assignment of Loans to such Additional Refinancing Lender and, in the case of Other Revolving Credit Commitments with respect to the Revolving Credit Facility, the Swing Line Lender (if any) and each L/C Issuer, solely to the extent such consent would be required for any assignment to such Lender.

“Adjusted Daily Simple SONIA” means an interest rate per annum equal to the Daily Simple SONIA plus (b) 0.0326%.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to the greater of (a) (i) the EURIBOR Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) 0.00%.

“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to the greater of (a) the Term SOFR Rate for such

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Interest Period and (b) (i) with respect to ~~2024~~2025 Term B Loans, 0.50% and (ii) with respect to Revolving Credit Loans and unused Revolving Credit Commitments, 0.00%.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. Unless the context otherwise requires, the term “Administrative Agent” as used herein and in the other Loan Documents shall include the Collateral Agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Distress Event” means, with respect to the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent by a Governmental Authority or an instrumentality thereof.

“Agent-Related Persons” means each Agent, together with its respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Person and its Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreed Currencies” means Dollars and each Alternative Currency.

“Agreement” has the meaning specified in the introductory paragraph hereof.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, interest rate floor or otherwise, in each case, incurred or payable by the Borrower ratably to all lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and provided, further, that “All-In Yield” shall not include arrangement, structuring, commitment, ticking, amendment, unused line, consent, underwriting, advisory or other similar fees (regardless of how such fees are computed and whether shared or paid, in whole or in part, with or to any or all lenders) or other fees not paid ratably to all lenders of such Indebtedness.

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“Alternative Currency” means each of Euros, Pounds Sterling and Australian Dollars.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined as of the most recent Revaluation Date) for the purchase of the applicable Alternative Currency with Dollars.

“Alternative Currency Loans” means any Loan denominated in an Alternative Currency.

“Ancillary Document” has the meaning specified in Section 10.11.

“Applicable Discount” has the meaning specified in Section 2.06(a)(iv)(C)(2).

“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity”.

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to Term B Loans, (A) for Term Benchmark Loans, ~~2.00~~1.75% and (B) for ABR Loans, ~~1.00%; provided that, upon the Borrower receiving a corporate credit rating of at least Ba3 (stable) from Moody’s and at least BB- (stable) from S&P, such rates shall be reduced by 0.25%;~~0.75%;

(b) with respect to unused Revolving Credit Commitments and the commitment fee therefor, 0.25%; and

(c) with respect to Revolving Credit Loans and Letter of Credit fees, the percentages per annum set forth in the table below, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated First Lien Net Leverage Ratio	Term Benchmark Rate for Revolving Credit Loans and Letter of Credit fees	Base Rate for Revolving Credit Loans	Adjusted Daily Simple SONIA for Revolving Credit Loans
1	Greater than 2.50:1.00	1.75%	0.75%	1.75%
2	Less than or equal to 2.50:1.00 but greater than 1.50:1.00	1.50%	0.50%	1.50%
3	Less than or equal to 1.50:1.00	1.25%	0.25%	1.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

4

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.03.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) Adjusted Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or Adjusted Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be (i) with respect to ~~2024~~2025 Term B Loans, less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement and (ii) with respect to Revolving Credit Loans, less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Benchmark” means, initially, with respect to any Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.03.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Loan denominated in Dollars, the sum of (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit

(c) the Borrower ceases to be a direct wholly owned Subsidiary of Holdings.

Notwithstanding anything to the contrary in this definition or any provision of Section 13(d)-3 of the Exchange Act, (A) a Person or group shall not be deemed to beneficially own Equity Interests to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement and (B) a Person or group will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns 50% or more of the total voting power of the Equity Interests entitled to vote for the election of directors (or analogous Persons) of such Person’s parent.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders have Loans or Commitments with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are ~~2024~~2025 Term B Loan Commitments, Incremental Term Commitments of a given Incremental Series, Commitments in respect of a Class of Loans to be made pursuant to a given Extension Series, Other Term Loan Commitments of a given Refinancing Series, Revolving Credit Commitments, Incremental Revolving Credit Commitments of a given Incremental Series or Other Revolving Credit Commitments, in each case not designated part of another existing Class and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are ~~2024~~2025 Term B Loans, Incremental Term Loans made pursuant to a given Incremental Series, Extended Term Loans, Other Term Loans made pursuant to a given Refinancing Series, Revolving Credit Loans, Incremental Revolving Loans of a given Incremental Series, Extended Revolving Credit Loans or Other Revolving Credit Loans in each case not designated part of another existing Class. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Date” means January 30, 2013.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and rules and regulations related thereto.

“Collateral” means all the “Collateral” as defined in any Collateral Document.

“Collateral Agent” means the Administrative Agent, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on or prior to the 2021 Effective Date or pursuant to Section 6.11 or Section 6.13 at such time as is designated therein, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed by Holdings and each Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary;

(c) the Obligations and the Guarantees shall have been secured by a first-priority perfected security interest (subject to Liens permitted by Section 7.01) in (i) all the Equity Interests of the Borrower, (ii) all Equity Interests of each Restricted Subsidiary that is a Domestic Subsidiary (other than a Domestic Subsidiary described in the following clause (iii)(B)) directly owned by the Borrower or any Guarantor and (iii) 65% of the issued and outstanding Equity Interests of (A) each Restricted Subsidiary that is a Foreign Subsidiary and a CFC and is directly owned by the Borrower or any Guarantor and (B) each Restricted

Subsidiary that is a Domestic Subsidiary that is a FSHCO and is directly owned by the Borrower or any Guarantor;

(d) except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a security interest in substantially all tangible and intangible assets of Holdings, the Borrower and each other Guarantor (including accounts receivable (other than any Receivables Assets and any Securitization Assets), inventory, equipment, investment property, contract rights, intellectual property, other general intangibles and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents;

(e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(f) [reserved].

The foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, the creation or perfection of pledges of or security interests in, or taking other actions with respect to, any Excluded Assets or Excluded Equity Interests. The Collateral Agent may grant extensions of time for the perfection of security interests in particular assets and the delivery of assets where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding anything to the contrary, there shall be no requirement for (and no Default or Event of Default under the Loan Documents shall arise out of the lack of) (A) actions required by the Laws of any non-U.S. jurisdiction in order to create any security interests in any assets or to perfect such security interests (including any intellectual property registered in any non-U.S. jurisdiction) (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction) and (B) perfecting security interests by entering into agreements with third parties (including control or similar agreements) in respect of cash and Cash Equivalents, deposit or securities accounts (other than the Cash Collateral Account) or uncertificated securities of Persons other than wholly-owned Restricted Subsidiaries directly owned by the Borrower or any Guarantor.

In addition, the Borrower may cause any Restricted Subsidiary that is not otherwise required to be a Guarantor to Guarantee the Obligations and otherwise satisfy the Collateral and Guarantee Requirement, in which case such Restricted Subsidiary shall be treated as a Guarantor under this Agreement and every other Loan Document for all purposes.

“Collateral Documents” means, collectively, the Security Agreement, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.11 or Section 6.13, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create or affirm a Lien or Guarantee in favor of the Collateral Agent or the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment, ~~2024~~2025 Term B Loan Commitment, an Incremental Term Commitment of a given Incremental Series, an Extended Term Loan Commitment of a given Extension Series, an Other Term Loan Commitment, a Revolving Credit Commitment, an Incremental Revolving Credit Commitment of a given Incremental Series, an Extended Revolving Credit Commitment of a given Extension Series or Other Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Term Benchmark Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Fourth Amendment” means that certain Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of the Fourth Amendment Effective Date, to this Agreement.

“Fourth Amendment Effective Date” means August 21, 2025.

“Free and Clear Incremental Amount” has the meaning specified in the definition of “Available Incremental Amount”.

“FSHCO” means any Domestic Subsidiary (including a disregarded entity for U.S. federal income tax purposes) substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more Foreign Subsidiaries that are CFCs or other FSHCOs (in each case held directly or through Subsidiaries).

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one (1) year from the date of its creation or matures within one (1) year from such date that is renewable or extendable, at the option of such Person, to a date more than one (1) year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through conforming changes made consistent with IFRS) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through conforming changes made consistent with IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations and Section 1.03(b).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to

“Interest Period” means, as to each Term Benchmark Loan, the period commencing on the date such Term Benchmark Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the date one, three or six months thereafter (or to the extent agreed to by each Lender of such Term Benchmark Loan, ~~nine or~~ twelve months or less than one month thereafter), as selected by the Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and

(d) no tenor that has been removed from this definition pursuant to Section 3.03(e) shall be available for specification in such Committed Loan Notice.

“Internally Generated Cash” means cash of the Borrower and the Restricted Subsidiaries not constituting (w) proceeds of the issuance of (or contributions in respect of) Equity Interests, (x) proceeds of the incurrence of Indebtedness (other than the incurrence of Revolving Credit Loans or extensions of credit under any other revolving credit or similar facility), (y) proceeds of Dispositions pursuant to Sections 7.05(k) and (s) and Casualty Events or (z) solely with respect to calculating Excess Cash Flow, proceeds of Dispositions pursuant to Section 7.05 (other than Sections 7.05(k) and (s)) to the extent such Dispositions were not included in the calculation of Consolidated Net Income; provided that any cash constituting Internally Generated Cash shall not be converted into non-Internally Generated Cash solely by reason of being transferred among the Borrower and the Restricted Subsidiaries via an intercompany loan.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person (including by way of merger or consolidation), (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. Subject to Section 6.14 (in the case of deemed Investments in Unrestricted Subsidiaries), for purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (in the case of any non-cash asset invested, taking the Fair Market Value thereof at the time the investment is made), without adjustment for subsequent increases or decreases in the value of such Investment, less an amount equal to the aggregate Returns in respect of such Investment.

“IP Rights” has the meaning set forth in Section 5.15.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Material Disposition” means any Disposition by the Borrower or any Restricted Subsidiary for consideration (including any assumed Indebtedness) in an aggregate amount equal to or greater than the lesser of (a) $60,000,000 and (b) 25% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis.

“Material Indebtedness” means the 2024 Term B Loans and any Indebtedness incurred to refinance, refund or replace any of the 2024 Term B Loans.

“Material Indebtedness Maturity Date” has the meaning provided in the definition of “Maturity Date.”

“Material IP Rights” means IP Rights that are material to the business of the Borrower and its Subsidiaries, taken as a whole, as determined in good faith by the Borrower.

“Maturity Date” means (a) with respect to the Revolving Credit Facility and Swing Line Loans, April 17, 2030; provided that if, Material Indebtedness has a maturity date that is on or prior to April 17, 2030 (the “Material Indebtedness Maturity Date”), then the Maturity Date shall be the date that is 91 days prior to the Material Indebtedness Maturity Date unless the Borrower satisfies the Minimum Liquidity Threshold on the date that is 91 days prior to the Material Indebtedness Maturity Date, (b) [reserved], (c) with respect to the 2021 Term B Loans, the seventh anniversary of the 2021 Effective Date, (d) with respect to the 2024 Term B Loans, the seventh anniversary of the 2021 Effective Date, (e) with respect to the 2025 Term B Loans, the seventh anniversary of the Fourth Amendment Effective Date, (f) with respect to any Class of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (~~f~~g) with respect to any Other Term Loans or Other Revolving Credit Commitments, the final maturity date as specified in the applicable Refinancing Amendment and (~~g~~h) with respect to any Incremental Loans or Incremental Revolving Credit Commitments, the final maturity date as specified in the applicable Incremental Amendment; provided that, in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning specified in Section 10.10.

“MFN Protection” has the meaning specified in Section 2.16(e)(iii).

“Minimum Liquidity Threshold” shall be satisfied if, as of any date of determination, (a) the sum of (i) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), 7.01(l), 7.01(bb) (to the extent pari passu with or junior to the Liens securing the Obligations), 7.01(cc) and 7.01(dd) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date plus (ii) the sum of (x) the aggregate Revolving Credit Commitments as of such date minus (y) the aggregate Revolving Credit Exposure as of such date minus (iii) the aggregate principal amount of any Material Indebtedness outstanding as of such date, exceeds (b) $200,000,000.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment of principal pursuant to, or by monetization of, a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event such Refinancing Amendment expressly provides that the Other Term Loans or Other Term Loan Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same amortization schedule.

“Register” has the meaning specified in Section 10.07(d).

“Regulation D” shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Rejected Amounts” has the meaning specified in Section 2.06(b)(ix).

“Rejection Notice” has the meaning specified in Section 2.06(b)(ix).

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, Adjusted Term SOFR, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Rate, (iii) with respect to any Borrowing denominated in Pounds Sterling, Daily Simple SONIA and (iv) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the AUD Bank Bill Rate.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate and (iii) with respect to any Term Benchmark Borrowing denominated in Australian Dollars, the AUD Screen Rate.

“Replacement Term Loans” has the meaning specified in Section 10.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means (i) any prepayment, refinancing, substitution or replacement of all or a portion of the ~~2024~~2025 Term B Loans with the incurrence by Holdings, the Borrower or any Subsidiary of any Indebtedness in the form of a term B loan that is broadly marketed or syndicated to banks and other institutional investors (including any Replacement Term Loans) the primary purpose of which is to reduce the All-In Yield of such debt financing relative to the All-In Yield of such ~~2024~~2025 Term B Loans so repaid, refinanced, substituted or replaced and (ii) any amendment to this Agreement the primary purpose of which is to reduce the All-In Yield applicable to the ~~2024~~2025 Term B Loans; but excluding, in any such case, any refinancing of ~~2024~~2025 Term B Loans in connection with a Change of Control, Material Acquisition, Material Disposition or an increase in the aggregate principal amount of the Term Loans (including by adding a new Class of Term Loans other than any term A loans).

on or after the date such Swap Contract has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means a Lender appointed by the Borrower as swing line lender, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” means a promissory note of the Borrower payable to any Swing Line Lender or its registered assigns, in substantially the form of Exhibit C-3, evidencing the aggregate Indebtedness of the Borrower to such Swing Line Lender resulting from the Swing Line Loans made by such Swing Line Lender.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Syndication Agents” means the Term A Syndication Agents, the Term B Syndication Agents and the Revolving Credit Facility Syndication Agents.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system which utilizes a single shared platform and which was launched on 19 November 2007 (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Lender” has the meaning specified in this Agreement as in effect immediately prior to the Third Amendment Effective Date.

“Term A Loan Increase” has the meaning specified in Section 2.16(a).

“Term A Loans” has the meaning specified in this Agreement as in effect immediately prior to the Third Amendment Effective Date.

“Term B Loan Facility” means the ~~2024~~2025 Term B Loan Commitments and the ~~2024~~2025 Term B Loans.

“Term B Loan Increase” has the meaning specified in Section 2.16(a).

“Term B Joint Lead Arrangers and Joint Bookrunners” means BofA Securities, Inc., Citigroup Global Markets Inc., Citizens Bank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, each in its capacity as a Joint Lead Arranger and Joint Bookrunner with respect to the Term B Loan Facility under this Agreement.

“Term B Syndication Agents” means Barclays Bank PLC, Capital One, National Association, HSBC Securities (USA), Inc., PNC Capital Markets LLC and Santander Bank, N.A., each in its capacity as a Syndication Agent with respect to the Term B Loan Facility under this Agreement.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Adjusted Term SOFR, the Adjusted EURIBOR Rate or the AUD Bank Bill Rate.

“Term Benchmark Rate” means the Adjusted Term SOFR, the Adjusted EURIBOR Rate or the AUD Bank Bill Rate, as applicable.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01 or under any Incremental Amendment, Extension Amendment or Refinancing Amendment.

“Term Commitment” means a ~~2024~~2025 Term B Loan Commitment, an Incremental Term Commitment of a given Incremental Series, an Extended Term Loan Commitment of a given Extension Series or an Other Term Loan Commitment, as the context may require.

“Term Facility” means any Facility consisting of Term Loans and/or Term Commitments.

“Term Lender” means, at any time, any Lender that has a Term Commitment or an outstanding Term Loan at such time.

“Term Loan” means any ~~2024~~2025 Term B Loan, any Extended Term Loan, any Incremental Term Loan or any Other Term Loan, as the context may require.

“Term Loan Extension Request” has the meaning specified in Section 2.15(a).

“Term Loan Extension Series” has the meaning specified in Section 2.15(a).

“Term Loan Increase” has the meaning specified in Section 2.16(a).

“Term Note” means, as the context requires, a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended September 30, 2021. A Test Period may be designated by reference to the last day thereof (i.e., the “September 30, 2021 Test Period” refers to the period of four consecutive fiscal quarters of the Borrower ended September 30, 2021), and a Test Period shall be deemed to end on the last day thereof.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Third Amendment” means that certain Refinancing Amendment, dated as of the Third Amendment Effective Date, to this Agreement.

“Third Amendment Effective Date” means April 17, 2025.

“Threshold Amount” means the greater of $125,000,000 and 30% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis.

“Total Net Leverage Ratio” means, with respect to any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the most recent Test Period.

“Total Outstandings” means, at any time, the aggregate Outstanding Amount of all Loans and all L/C Obligations at such time.

“Transaction” means the transactions related to or incidental to, consisting of or in connection with the 2021 Amendment Agreement, the Second Amendment, the Fourth Amendment and the payment of Transaction Expenses.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings, any direct or indirect parent holding company of Holdings, the Borrower or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Adjusted Term SOFR, the Adjusted EURIBOR Rate, the Base Rate, Adjusted Daily Simple SONIA or the AUD Bank Bill Rate.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unaudited Financial Statements” means the unaudited consolidated balance sheet and related statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2021, prepared in accordance with GAAP.

“Uniform Commercial Code” and “UCC” mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

Obligations under each applicable Facility, unless after such resignation, any other Borrower remains to be liable with respect to the Obligations under such applicable Facility; and (b) such resigning Additional Borrower shall have delivered to the Administrative Agent a notice of resignation in form and substance reasonably satisfactory to the Administrative Agent; provided that such resignation shall not, to the extent applicable, have any impact on such Person’s obligations as a Guarantor (if any) and such obligations, to the extent applicable, shall continue to be effective in accordance with the Guarantee (if any) to which it is a party and the other provisions and undertakings hereunder related thereto. This Section 1.16 shall supersede any provisions in Section 10.01 to the contrary.

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01 The Loans.

(a) The Term Borrowings.

(i) [Reserved].

(ii) Pursuant to the terms and subject to the conditions of the ~~Second~~Fourth Amendment, each ~~2024~~2025 Term B Lender has made a term loan denominated in Dollars to the Borrower in an amount equal to such ~~2024~~2025 Term B Lender’s ~~2024~~2025 Term B Loan Commitment on the ~~Second~~Fourth Amendment Effective Date (each, a “~~2024~~2025 Term B Loan”). Amounts borrowed as ~~2024~~2025 Term B Loans that are repaid or prepaid may not be reborrowed. ~~2024~~2025 Term B Loans may be ABR Loans or Term Benchmark Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars or any Alternative Currency to the Borrower (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day from and including the Closing Date until the Maturity Date for the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.06, and reborrow under this Section 2.01(b). Revolving Credit Loans may be ABR Loans, Term Benchmark Loans or SONIA Rate Loans, as further provided herein (provided that Revolving Credit Loans denominated in Euros may only be Term Benchmark Loans, Revolving Credit Loans denominated in Pounds Sterling may only be SONIA Rate Loans and Revolving Credit Loans denominated in Australian Dollars may only be ABBR Loans).

SECTION 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be executed and delivered or given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 12:30 p.m. two (2) Business Days (or, in the case of a Revolving Credit Borrowing denominated in (x) Euro, three (3) Business Days and (y) Australian Dollars, four (4) Business Days) prior to the requested date of any Borrowing or continuation of Term Benchmark Loans or any conversion of ABR Loans to Term Benchmark Loans, (ii) 1:00 p.m. five (5) Business Days prior to the requested date of any Borrowing of SONIA Rate Loans and (iii) 11:00 a.m. on the requested date of any Borrowing of ABR Loans or conversion of any Term Benchmark Loans to ABR Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of SONIA Rate Loans and each Borrowing of, conversion to or continuation of Term Benchmark Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if such Borrowing is in an Alternative Currency, the Alternative Currency Equivalent of $1,000,000 and $100,000). Except

prepayment of ~~2024~~2025 Term B Loans made on or prior to the date that is six months after the ~~Second~~Fourth Amendment Effective Date in connection with a Repricing Transaction shall be accompanied by the payment by the Borrower of the fee set forth in Section 2.10(b).

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.06(a)(i) or 2.06(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of a Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(iv) Notwithstanding anything in any Loan Document to the contrary, so long as no Event of Default has occurred and is continuing, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or Holdings, the Borrower or any of its Subsidiaries may purchase such outstanding Term Loans and immediately cancel them) on the following basis:

(A) Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.06(a)(iv).

(B) (1) Any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.06(a)(iv)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., on the third Business Day after the date of delivery of such notice to such Lenders (which date may be extended for a period not exceeding three (3) Business Days upon notice by the Company Party to the Auction Agent) (the “Specified Discount Prepayment Response Date”).

(2) Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the promptly (and in any event not later than five (5) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.06(b) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event or Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse tax consequences with respect to such Net Cash Proceeds or Excess Cash Flow, such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.06(b) but may be retained by the applicable Foreign Subsidiary until such time as it may repatriate such amount without incurring such material adverse tax consequences (at which time such amount shall be repatriated to the Borrower and applied to repay the Term Loans).

(c) Funding Losses, Etc. All prepayments under this Section 2.06 shall be made together with, in the case of any such prepayment of a Term Benchmark Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Term Benchmark Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.06(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term Benchmark Loans is required to be made under Section 2.06(b) (but excluding prepayments required under clause (vi) of Section 2.06(b)), prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to Section 2.06(b) in respect of any such Term Benchmark Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.06(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with Section 2.06(b) and the Borrower shall be responsible for any amounts owing in respect of any Term Benchmark Loan pursuant to Section 3.05.

SECTION 2.07 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent at least three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) if, after giving effect to any reduction of the Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Revolving Credit Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower or as otherwise provided in the immediately preceding sentence. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The ~~2024~~2025 Term B Loan Commitment of each ~~2024~~2025 Term B Lender shall be automatically and permanently reduced to $0 upon the making of such ~~2024~~2025 Term B Lender’s ~~2024~~2025 Term B Loans pursuant to the ~~Second~~Fourth Amendment. The Revolving Credit Commitment of each Revolving Credit Lender shall automatically and permanently terminate on the Maturity Date for the Revolving Credit Facility; provided that (x) the foregoing shall not release any Revolving Credit Lender from any liability it may have for its failure to fund Revolving Credit Loans, L/C Advances or participations in Swing Line Loans that were required to be funded by it on or prior to such Maturity Date and (y) the foregoing will not release any Revolving Credit Lender from any obligation to fund its portion of L/C Advances or participations in Swing Line Loans with respect to Letters of Credit issued or Swing Line Loans made prior to such Maturity Date.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.07. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

SECTION 2.08 Repayment of Loans.

(a) [Reserved].

(b) Term B Loans.

(i) The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders (A) on the last Business Day of each March, June, September and December, commencing with the last Business Day of the first full fiscal quarter ending after the ~~Second~~Fourth Amendment Effective Date, an aggregate amount equal to 0.25% of the aggregate principal amount of ~~all 2024~~2025 Term B Loans outstanding on the ~~Second~~Fourth Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section ~~2.06~~2.06 and Section ~~10.07(m)~~10.07(m)) and (B) on the Maturity Date for the ~~2024~~2025 Term B Loans, the aggregate principal amount of all ~~2024~~2025 Term B Loans outstanding on such date. Notwithstanding the foregoing, the 2025 Voluntary Prepayment shall be deemed to have been applied to the scheduled amortization payments of the 2025 Term B Loans in direct order of maturity and, as a result thereof, no scheduled amortization payments set forth in the foregoing clause (A) of the immediately preceding sentence shall be due.

(ii) The amount of any such payment set forth in clause (i) above shall be adjusted to account for the addition of any Incremental Term Loans, Extended Term Loans or Other Term Loans to contemplate (A) the reduction in the aggregate principal amount of any Term Loans that were paid down in connection with the incurrence of such Incremental Term Loans, Extended Term Loans or Other Term Loans, and (B) any increase to payments to the extent and as required pursuant to the terms of any applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.

(c) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date in the currency or currencies in which such Revolving Credit Loans were made.

(d) Swing Line Loans. The Borrower shall repay its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

(e) For the avoidance of doubt, all Loans shall be repaid, whether pursuant to this Section 2.08 or otherwise, in the currency in which they were made.

SECTION 2.09 Interest.

(a) Subject to the provisions of Section 2.09(b), (i) each Term Benchmark Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Adjusted Term SOFR for such Interest Period plus the Applicable Rate, (ii) each Term Benchmark Loan denominated in Euros shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted EURIBOR Rate for such Interest Period plus the Applicable Rate, (iii) each Term Benchmark Loan denominated in Australian Dollars shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the AUD Bank Bill Rate for such Interest Period plus the Applicable Rate, (iv) each SONIA Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to Adjusted Daily Simple SONIA plus the Applicable Rate, (v) each ABR Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (vi) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b) The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in the same currency in which the Loan is denominated in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) All computations of interest hereunder shall be made in accordance with Section 2.11.

SECTION 2.10 Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) Outstanding Amount of Revolving Credit Loans (for the avoidance of doubt, excluding any Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the fifteenth day after the end of each March, June, September and December, commencing with the first such date to occur after May 26, 2021, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) At the time of the effectiveness of any Repricing Transaction that is consummated on or prior to the date that is six months after the ~~Second~~Fourth Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each ~~2024~~2025 Term B Lender with ~~2024~~2025 Term B Loans that are either prepaid, refinanced, substituted, replaced or otherwise subjected to a pricing reduction in connection with such Repricing Transaction (including each ~~2024~~2025 Term B Lender that withholds its consent to such Repricing Transaction and is replaced as a Lender, or whose outstanding ~~2024~~2025 Term B Loans are repaid in full, under Section 3.07), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction described in clause (i) of the definition thereof, the aggregate principal amount of all ~~2024~~2025 Term B Loans prepaid, refinanced, substituted or replaced in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (ii) of the definition thereof, the aggregate principal amount of all ~~2024~~2025 Term B Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Transaction.

(c) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.11 Computation of Interest and Fees. All computations of interest for SONIA Rate Loans, ABBR Loans and ABR Loans when the Base Rate is determined by the Prime Rate shall be made on the the Borrower, the other Loan Parties, the Administrative Agent and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.15(a) or (b) above, respectively (but which shall not require the consent of any other Lender). The Commitments to provide Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall become effective on the date specified in the applicable Extension Amendment, subject to the satisfaction of each of: (i) the conditions set forth in Section 4.02, (ii) the Extension Minimum Condition (unless waived by the Borrower) and (iii) to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions and officers’ certificates consistent with those delivered on the 2021 Effective Date (conformed as appropriate) other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby (A) agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.08 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.08), (iii) modify the prepayments set forth in Section 2.06 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (iv) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, and the Required Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into any such Extension Amendment and (B) consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Term Loans or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Amendment).

(e) No Prepayment. No conversion or extension of Loans or Commitments pursuant to any Extension Amendment in accordance with this Section 2.15 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(f) This Section 2.15 shall supersede any provisions in Section 2.14 or 10.01 to the contrary.

SECTION 2.16 Incremental Borrowings.

(a) Incremental Commitments. The Borrower may at any time or from time to time after the 2021 Effective Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be of the same Class as any outstanding Term A Loans (a “Term A Loan Increase”), a new Class of term A loans (“Incremental Term A Loan Commitments”), (B) one or more new commitments which may be of the same Class as any outstanding ~~2024~~2025 Term B Loans (a “Term B Loan Increase” and, together with any Term A Loan Increase, the “Term Loan Increase”), a new Class of term B loans (“Incremental Term B Loan Commitments” and, collectively with any Term Loan Increase and Incremental Term A Loan Commitments, the “Incremental Term Commitments”) and/or (C) one or more increases in the amount of the Revolving Credit Commitments (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments in Dollars or any Alternative Currency (any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders.

(b) Incremental Loans. Any Incremental Term Loans or Incremental Revolving Credit Commitments (other than Term Loan Increases and Revolving Commitment Increases) made on an Incremental Facility Closing

(B) as of the Incremental Facility Closing Date, (I) [reserved] and (II) with respect to Incremental Term B Loans, shall not have a Maturity Date earlier than the Maturity Date with respect to the ~~2024~~2025 Term B Loans (prior to giving effect to any extensions thereof),

(C) shall have an amortization schedule as determined by the Borrower and the applicable new Lenders; provided that (I) [reserved] and (II) Incremental Term B Loans shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the ~~2024~~2025 Term B Loans on the date of incurrence of such Incremental Term B Loans (except by virtue of amortization or prepayment of the ~~2024~~2025 Term B Loans prior to the time of such incurrence),

(D) shall have an Applicable Rate and, subject to clauses (e)(i)(B) and (e)(i)(C) above and clause (e)(iii) below, amortization determined by the Borrower and the applicable Incremental Term Lenders,

(E) shall have fees determined by the Borrower and the applicable Incremental Term Loan arranger(s),

(F) may participate on a pro rata basis or less than or greater than a pro rata basis in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis except in the case of a prepayment under Section 2.06(b)(iii)(B)) in any mandatory repayments or prepayments of principal of Term Loans hereunder (or, if junior in right of security, shall be on a junior basis with respect thereto), and

(G) may not be (x) secured by any assets other than Collateral or (y) guaranteed by any Person other than a Guarantor.

(ii) the Incremental Revolving Credit Commitments and Incremental Revolving Loans:

(A) shall rank (I) pari passu in right of payment and (II) pari passu or junior in right of security with the Revolving Credit Loans and the Term Loans (and, if applicable, be subject to a Second Lien Intercreditor Agreement),

(B) shall provide that the borrowing, prepayments and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the Incremental Revolving Credit Commitments and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (E) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis with all other Revolving Credit Commitments existing on the Incremental Facility Closing Date,

(C) subject to the provisions of Sections 2.03(l) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a Maturity Date when there exists Incremental Revolving Credit Commitments with a longer Maturity Date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments existing on the Incremental Facility Closing Date (and except as provided in Section 2.03(l) and Section 2.04(g), without giving effect to changes thereto on an earlier Maturity Date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued),

(D) may provide that the permanent repayment of Revolving Credit Loans with respect to, and termination or reduction of, Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date be made on a pro rata basis or less than pro rata basis (but not greater than pro rata basis) with all other Revolving Credit Commitments existing on the

Incremental Facility Closing Date, including, for the avoidance of doubt, on a less than pro rata basis permitting the Borrower to permanently repay and terminate commitments of any earlier maturing Revolving Credit Commitments or Revolving Credit Loans prior to the permanent repayment and termination of the applicable Incremental Revolving Credit Commitments and Incremental Revolving Loans,

(E) shall provide that assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans existing on the Incremental Facility Closing Date,

(F) shall provide that any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to the Incremental Facility Closing Date; provided at no time shall there be Revolving Credit Commitments hereunder (including Incremental Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three (3) different Maturity Dates unless otherwise agreed to by the Administrative Agent,

(G) shall have an Applicable Rate determined by the Borrower and the applicable Incremental Revolving Credit Lenders, subject to clause (e)(iii) below,

(H) shall have fees determined by the Borrower and the applicable Incremental Revolving Credit Commitments arranger(s), and

(I) may not be (x) secured by any asset other than Collateral or (y) guaranteed by any Person other than a Guarantor.

(iii) the All-In Yield applicable to the Incremental Term Loans or Incremental Revolving Loans of each Class shall be determined by the Borrower and the applicable Incremental Lenders and shall be set forth in each applicable Incremental Amendment; provided, however, that with respect to any Incremental Term Loans funded after the ~~2021~~Fourth Amendment Effective Date that (A) are secured on a pari passu basis with the Obligations, (B) are incurred pursuant to the Ratio Incremental Amount, (C) mature on or prior to the first anniversary of the Maturity Date of the ~~2021~~2025 Term B Loans, (D) are incurred prior to the date that is six months after the ~~2021~~Fourth Amendment Effective Date, (E) are in the form of dollar-denominated broadly syndicated floating rate term B loans and (F) are not incurred or established in connection with any Permitted Acquisition or other similar permitted Investment (including minority investments and joint ventures) (provided that the Borrower may, in its sole discretion, exclude any Incremental Term Loans from application of the MFN Protection (as defined below) to the extent such Incremental Term Loans are in an aggregate initial principal amount not exceeding the greater of (x) $~~246,000,000~~415,000,000 and (y) 100% of Consolidated EBITDA for the most recently ended Test Period as of such time determined on a Pro Forma Basis), the All-In Yield applicable to such Incremental Term Loans shall not be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to ~~2021~~2025 Term B Loans plus 75 basis points per annum unless the interest rate (together with, as provided in the proviso below, the Term Benchmark or Base Rate floor) with respect to the ~~2021~~2025 Term B Loans is increased so as to cause the then applicable All-In Yield under this Agreement on the ~~2021~~2025 Term B Loans to equal the All-In Yield then applicable to the Incremental Term Loans minus 75 basis points (collectively, the “MFN Protection”); provided that any increase in All-In Yield to the ~~2021~~2025 Term B Loans due to the application or imposition of a Term Benchmark or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in (or implementation of, as applicable) any Term Benchmark or Base Rate floor applicable to the ~~2021~~2025 Term B Loans, in each case, solely to the extent that the application or imposition of such floor would cause an increase in the interest rate then in effect under the ~~2021~~2025 Term B Loans.

certain Class or Classes of the Loans and/or Commitments and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving a certain Facility, the Required Facility Lenders) have agreed (but solely to the extent required by Section 10.01) to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

In connection with any such replacement, (i) if the Lender to be replaced is a Non-Consenting Lender, the Borrower shall pay to each Non-Consenting Lender, concurrently with the effectiveness of the respective assignment, the fee set forth in Section 2.10(b) to the extent applicable and (ii) if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption Agreement reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption Agreement to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption Agreement without any action on the part of the Non-Consenting Lender or Defaulting Lender

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01 Conditions of Initial Credit Extension. The obligation of each ~~2024~~2025 Term B Lender to make the ~~2024~~2025 Term B Loans on the ~~Second~~Fourth Amendment Effective Date is subject to the satisfaction or waiver of the conditions precedent set forth in Section 4(a) of the ~~Second~~Fourth Amendment.

SECTION 4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term Benchmark Loans or a Borrowing pursuant to any Incremental Amendment) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V and in any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term Benchmark Loans or a Borrowing under an Incremental Facility) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

as of the end of such fiscal year, the related consolidated statements of projected cash flow and projected income for such fiscal year and a summary of the material underlying assumptions applicable thereto); and

(d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b), the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the Borrower’s or Holdings’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of preceding clauses (A) and (B), (i) to the extent such information relates to Holdings (or a direct or indirect parent thereof), if and for so long as Holdings (or such direct or indirect parent thereof) shall have Independent Assets or Operations, such information is accompanied by unaudited consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such direct or indirect parent thereof), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a stand-alone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are, to the extent applicable, accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of (x) a prospective Event of Default with respect to the Financial Covenant, (y) in the case of the Term Lenders, an actual Event of Default with respect to the Financial Covenant or (z) the impending maturity of any Indebtedness, including the Loans hereunder.

To the extent that any direct or indirect parent company of the Borrower, the Borrower or any of its Subsidiaries have publicly traded securities, including securities issued pursuant to Rule 144A under the Securities Act, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 6.01(a) and (b) above, along with the Loan Documents, available to prospective Lenders’ public-side employees and representatives, (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been, or shall be concurrently, made available to holders of its publicly traded securities and (iii) agrees not to request that any other materials that constitute material non-public information within the meaning of the federal securities laws be posted to prospective Lenders’ public-side employees and representatives. In no event shall the Administrative Agent post compliance certificates or budgets to prospective Lenders’ public-side employees and representatives.

SECTION 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower; provided that the Borrower shall not be required to include in any Compliance Certificate delivered together with the financial statements referred to in Section 6.01(a) a computation of Excess Cash Flow for the applicable fiscal year of the Borrower if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year was less than or equal to 3.25 to 1.00;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) from, or material statements or material reports furnished to, any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any enforceable against all third parties in accordance with their terms, subject to Debtor Relief Laws, general principles of equity (whether considered in a proceeding in equity or at law) and an applied covenant of good faith and fair dealing; and

(b) within thirty (30) days after the reasonable request therefor by the Administrative Agent, delivering to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11 as the Administrative Agent may reasonably request.

SECTION 6.12 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

SECTION 6.13 Further Assurances. Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents (subject to the limitations set forth therein and in the definition of Collateral and Guarantee Requirement).

SECTION 6.14 Designation of Subsidiaries. The board of directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the Financial Covenant (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Indebtedness then outstanding in a principal amount greater than the Threshold Amount, as applicable and (iv) the Investment resulting from the designation of such Subsidiary as an Unrestricted Subsidiary as described in the immediately succeeding sentence is permitted by Section 7.02. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the net assets of the respective Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

SECTION 6.15 Maintenance of Rating. Use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Borrower, and (ii) a public rating (but not any specific rating) in respect of the ~~2024~~2025 Term B Loans from each of S&P and Moody’s.

SECTION 6.16 Use of Proceeds. (a) (i) Use the proceeds of any Borrowing on the 2021 Effective Date, whether directly or indirectly, in a manner consistent with the uses set forth in the preliminary statements to this Agreement, (ii) after the 2021 Effective Date, use the proceeds of any Borrowing for any purpose not otherwise prohibited under this Agreement, including for general corporate purposes, working capital needs, the repayment of Indebtedness, the making of Restricted Payments and the making of Investments, ~~and~~ (iii) use the proceeds of any Borrowing on the Second Amendment Effective Date, whether directly or directly, in a manner consistent with the uses set forth in the recitals to the Second Amendment and (iv) use the proceeds of any Borrowing on the Fourth

Amendment Effective Date, whether directly or directly, in a manner consistent with the uses set forth in the recitals to the Fourth Amendment.

(b) Use the proceeds of the Loans, directly or indirectly knowingly, or otherwise knowingly make available such proceeds to any Person, for the purpose of financing the activities of any Person currently the subject of any U.S. sanctions program administered by OFAC, except to the extent licensed or otherwise approved by OFAC.

(c) Use any part of the proceeds of the Loans, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Cash Management Obligations and Obligations under Secured Hedge Agreements) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer), the Borrower shall not (and with respect to Section 7.14, Holdings shall not), nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly:

SECTION 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the 2021 Effective Date and, to the extent any such Lien secures Indebtedness or other obligations in excess of $10,000,000 individually, listed on Schedule 7.01(b) and, in each case, any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed or refinanced by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens and contractual Liens in favor of landlords, in each case arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are (i) unfiled and no other action has been taken to enforce such Lien or (ii) which are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or the equivalent accounting principles in the relevant local jurisdiction;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, health, disability or employee benefits, unemployment insurance and other social security laws or similar legislation or regulation or other insurance-related obligations (including, but not limited to, in respect of with respect to the Loan Documents and any other agreement governing Indebtedness, (iv) any issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, incurrence of debt, incurrence of liens, payment of dividends, making contributions to the capital of the Borrower and guaranteeing the obligations of the Borrower and any of its Restricted Subsidiaries to the extent not prohibited under this Agreement, (vi) participating in tax, accounting and other administrative matters (x) as a member of the Borrower, (y) as a member of any unitary, combined or similar group including Holdings and the Borrower, or (z) with respect to its own business and activities, (vii) holding any cash, Cash Equivalents or property (but not operate any property), (viii) providing indemnification to officers and directors and (ix) any activities customary for passive holding companies.

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. Holdings or the Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to the Borrower) or Article VII; provided that the Borrower’s failure to comply with the Financial Covenant shall not constitute an Event of Default with respect to any ~~2024~~2025 Term B Loans or ~~2024~~2025 Term B Loan Commitments unless and until the Required Revolving Lenders for the Revolving Credit Facility shall have terminated their Revolving Credit Commitments and the Required Facility Lenders shall have declared all amounts outstanding under the Revolving Credit Facility to be due and payable pursuant to Section 8.02; provided, further, that any Event of Default under Section 7.11 is subject to cure as contemplated by Section 8.05; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder)having an aggregate outstanding principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness having an aggregate outstanding principal amount of not less than the Threshold Amount, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; and provided, further, in each case, that any such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or any L/C Issuer as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or L/C Issuer, or any Spot Rate or Dollar Equivalent.

SECTION 9.04 Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in the 2021 Amendment Agreement ~~and~~, the Second Amendment and the Fourth Amendment, each Lender that has signed the 2021 Amendment Agreement ~~and~~, the Second Amendment and the Fourth Amendment, as applicable, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed 2021 Effective Date, Second Amendment Effective Date or the ~~Second~~Fourth Amendment Effective Date, as applicable, specifying its objection thereto.

SECTION 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders promptly upon such amendment becoming effective.

Notwithstanding anything to the contrary contained in this Section 10.01, this Agreement may be amended as provided in Section 3.03(c), without any additional consents

SECTION 10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, to the address, facsimile number, electronic mail address or telephone number specified for the Borrower on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by the Borrower in a notice to the other parties;

(ii) If to the Administrative Agent or Swingline Lender:

JPMorgan Chase Bank, N.A.

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Matthew Bruno

Phone No: +1-302-634-5842

Email: ~~matthew.bruno@chase.com~~matthew.bruno@chase.com

With copy(s) to:

JPMorgan Chase Bank, N.A.

Middle Market Servicing

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Commercial Banking Group

Fax No: (844) 490-5663

Email: ~~jpm.agency.cri@jpmorgan.com~~jpm.agency.cri@jpmorgan.com

~~jpm.agency.servicing.1@jpmorgan.com~~

jpm.agency.servicing.1@jpmorgan.com

Agency Withholding Tax Inquiries:

Email: ~~agency.tax.reporting@jpmorgan.com~~agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Intralinks:

Email: ~~covenant.compliance@jpmchase.com~~covenant.compliance@jpmchase.com

Update to Disqualified Institutions list:

Email: JPMDQ_Contact@jpmorgan.com

(iii) If to JPMorgan Chase Bank, N.A., in its capacity as an L/C Issuer:

JPMorgan Chase Bank, N.A.

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: LC Agency Team Tel: 800-364-1969

Fax: 856-294-5267

Email: chicago.lc.agency.activity.team@jpmchase.com

With a copy to:

JPMorgan Chase Bank, N.A.

10 South Dearborn, Floor L2

Suite IL1-0480

Chicago, IL, 60603-2300

Attention: Loan & Agency Services Group

Phone No: +1-302-634-5842

Email: matthew.bruno@chase.com

(iv) if to another L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(v) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) subject to Section 10.02(b)(ii) below, if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)(ii)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Electronic Communication.

(i) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to (x) notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent and the Borrower that it is incapable of receiving notices under such Article by electronic communication and (y) the issuance of Letters of Credit by JPMorgan Chase Bank, N.A. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii) Unless the Administrative Agent otherwise prescribes, (x) notices and other communications set to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or communication is not sent during normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.

(c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent, Syndication Agent and the Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred (promptly following written demand therefor, together with backup documentation supporting such reimbursement request) in connection with the preparation, negotiation, syndication and execution of this Agreement, the 2021 Amendment Agreement, the Second Amendment, the Fourth Amendment and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, which shall be limited to Cravath, Swaine & Moore LLP and, if necessary, one firm of local counsel in any relevant jurisdiction, and (b) after the ~~Second~~Fourth Amendment Effective Date, upon presentation of a summary statement, together with any supporting documentation reasonably requested by the Borrower, to promptly pay or reimburse the Administrative Agent, Syndication Agent, the Arrangers and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement, the 2021 Amendment Agreement, the Second Amendment, the Fourth Amendment or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lenders taken as a whole (and, if necessary, one firm of local counsel to the Administrative Agent and the Lenders taken as a whole in any relevant jurisdiction and, solely in the event of any actual or potential conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected persons taken as a whole)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail; provided that, with respect to the ~~Second~~Fourth Amendment Effective Date, all amounts due under this Section 10.04 shall be paid on the ~~Second~~Fourth Amendment Effective Date to the extent invoiced to the Borrower within three (3) Business Days prior to the ~~Second~~Fourth Amendment Effective Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion. This Section 10.04 shall not apply to Indemnified Taxes or Excluded Taxes, which, in each case, shall be governed by Section 3.01. This Section 10.04 also shall not apply to taxes covered by Section 3.04.

SECTION 10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby (including by the 2021 Amendment Agreement) are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs, but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one firm of local counsel in each relevant jurisdiction, and solely in the case of an actual or potential conflict of interest, one additional counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from: (x) the gross negligence, bad faith or willful misconduct of, or material breach of Loan Document by, such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee as determined by a court of competent jurisdiction in a final and non-appealable decision or (y) any dispute solely among Indemnitees that does not involve an act or omission by the Borrower or any of its Affiliates (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Facility) (as determined by a court of competent jurisdiction in a final and non-appealable judgment of a court of competent jurisdiction). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement (except for damages resulting from the gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable decision, of any such Indemnitee), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the 2021 Effective Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate